UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2015, Mr. Brigham Tomco was appointed to the Board of Directors of Solar3D, Inc. (the “Company”) and as a member of the Board of Director’s Audit Committee.

Since 2010, Mr. Tomco has served as the Chairman and Founder of Zylun Global, a private equity backed investment holding company, and is the Founder of its operating entities Zylun Staffing, Zylun Insights, and Emmersion Learning.  Zylun Staffing is an offshore technical outsourcing firm with offices in Utah and the Philippines.  Zylun Insights is a market and opinion research firm with offices in Utah and Idaho. Emmersion Learning is a language education company focused on live one-on-one teaching.  In addition, Mr. Tomco sits on multiple boards including the Presidents Advancement Council at BYU-Idaho, Foundation Investment Committee at Utah Valley University, Q-Sciences, and Oxzen Media. From 2011 until 2012, he was an Adjunct Professor at Brigham Young University-Marriott School teaching Financing New Ventures. Prior to Zylun, Brigham worked at Ocean Road Advisors and Meyer Ventures, an $800+ million portfolio investing in public and private equities, hedge funds, real estate, venture capital, high-yield debt, and fixed income.  He earned his JD/MBA and Accounting degrees at Brigham Young University and an AA in Management from Ricks College.

Mr. Tomco does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Tomco and any other person pursuant to which he was appointed as a director of the Company.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2015, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware in order to decrease the authorized number of shares of common stock of the Company from 1,000,000,000 shares of common stock, par value $0.001 per share to 200,000,000 shares of common stock, par value $0.001 per share;

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of such Amendment, which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Solar3D, Inc.’s Certificate of Incorporation filed April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: April 21, 2015	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer